Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([***]), HAS BEEN OMITTED BECAUSE

THE INFORMATION (I) IS NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Syndicated Loan Contract

[Amphastar Nanjing Pharmaceuticals Inc.]

(As the Borrower)

[Nanjing Branch of Industrial and Commercial Bank of China Limited]

(As the Lead Bank)

[Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited]

[East West Bank (China) Limited]

(As the Lenders)

And

[Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited]

(As the Agent Bank)

Contract 2017 Version)
RMB [280,000,000.00] Yuan Fixed Assets Syndicated Loan Contract (2017 Version)

Contract No.: [***]

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Syndicated Loan Contract

[Amphastar Nanjing Pharmaceuticals Inc.]

(As the Borrower)

[Nanjing Branch of Industrial and Commercial Bank of China Limited]

(As the Lead Bank)

[Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited]

[East West Bank (China) Limited]

(As the Lenders)

And

[Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited]

(As the Agent Bank)

Contract 2017 Version)
RMB [280,000,000.00] Yuan Fixed Assets Syndicated Loan Contract (2017 Version)

Contract No.: [***]

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Table of Contents

Header Page Number

I.Definitions and interpretation             7

1.1Definitions                 7

1.2Interpretation rules               13

II.Loan amount                14

III.Intended use of loan              14

IV.Withdrawal                15

4.1Withdrawal                15

4.2Prerequisites for first withdrawal            15

4.3Prerequisites for each withdrawal            18

V.Interest                 18

5.1Loan interest rate               18

5.2Penalty interest rate              18

5.3Interest period               19

5.4Interest accrual               20

5.5Interest payment               20

VI.Repayment                20

6.1Loan term                20

6.2Repayment                21

6.3Repayment reserve account             21

VII.Early repayment and cancellation            21

7.1Voluntary early repayment             21

7.2Voluntary cancellation              22

7.3Automatic cancellation              23

7.4Forced cancellation               23

VIII.Provisions as to payment             24

8.1Disbursement of loan funds             24

8.2Payment of loan funds              24

8.3Payment by borrower              25

8.4Payment by agent bank              26

8.5Order of payment               26

8.6Advance                 27

8.7Currency of payment              27

8.8Set-off                 27

8.9Non-business day               28

8.10Apportionment               28

IX.Taxes and fees                29

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9.1Taxes and fees                29

9.2Stamp tax                29

X.Cost increase                29

10.1Notice of cost increase              29

10.2Compensation                30

XI.Change of law                30

11.1Notice of change of law              30

11.2Cancellation and early repayment            31

XII.Mitigation of losses               31

12.1Mitigation of losses               31

12.2Limitation of obligations              32

XIII.Statement of facts               32

XIV.Agreed matters               35

14.1Positive obligations               35

14.2Restrictions                39

XV.Event of default               40

15.1Event of default               40

15.2Remedies of syndicate member banks           42

XVI.Relationships of syndicate member banks          44

16.1Appointment of the agent bank            44

16.2Agency relationship              45

16.3Responsibilities of the agent bank            45

16.4Rights of the agent bank              46

16.5Independent credit assessment            47

16.6Agent bank and lead bank as the lenders          48

16.7Syndicate meeting               48

16.8Lenders’ compensation              51

16.9Resignation of the agent bank            51

16.10Deductions by the agent bank            52

16.11Other business               52

16.12Dealings with the lenders             52

XVII.Fees and compensation              52

17.1Syndication fees               52

17.2Syndication costs               53

17.3Compensation for losses              53

17.4Currency compensation             54

17.5Basis of calculation               54

17.6Exemption from compensation            54

XVIII.Transfer                 54

18.1Transfer by borrower              55

18.2Transfer by lenders               55

18.3Effectiveness of transfer              55

18.4Binding force of transfer              55

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18.5Consequences of transfer             56

18.6Exemption of the transferring bank           56

18.7Further exemption of the transferring bank          56

18.8Bookkeeping and archiving             56

18.9Change of handling bank             57

XIX.Relationship of rights and obligations among syndicate member banks    57

19.1Independence of obligations             57

19.2Independence of rights              57

XX.Obligation of confidentiality             57

20.1Scope of confidentiality              57

20.2Scope of other disclosure             58

20.3Replacement                59

20.4Information collection              59

XXI.Modification and exemption             59

21.1Application and consent for modification or exemption       59

21.2Written modification              60

21.3Agent bank’s consent              60

XXII.Notification                61

22.1Through the agent bank              61

22.2Method of notification              61

22.3Service of notice               61

22.4Change of address               62

22.5Notification language              62

XXIII.Debt certificate               62

XXIV.Other agreements               62

XXV.Accumulation of rights and independence of provisions       63

25.1Accumulation of rights              63

25.2Independence of provisions             63

XXVI.Text of the contract               64

26.1Language                 64

26.2Original copy                64

XXVII.Governing law and dispute resolution           64

XXVIII.Effectiveness                65

Appendix ILenders’ Original Loan Amount           66

Appendix IIForm of Document Confirmation Letter          67

Appendix IIIForm of Transfer Certificate            69

AnnexShares of Transfer              70

Appendix IVAccounts of Various Parties            71

Signature Page                 73

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This Contract was entered into by the following parties on [January] [17], [2024] in [Nanjing City]:

I.[Amphastar Nanjing Pharmaceuticals Inc.], as the borrower (the “borrower”)

Registered address: Legal representative:	No. 5 Xinghe Road, Nanjing Economic and Technological Development Zone [***]

II.[Nanjing Branch of Industrial and Commercial Bank of China Limited], as the lead bank (the “lead bank”)

andling bank: egistered address of the handling bank: esponsible person of the handling bank:	iu Qing
Registered address: Responsible person: Handling bank: Registered address of the handling bank: Responsible person of the handling bank:

No. 379, Jiangdong Middle Road, Jianye District, Nanjing

[***]

Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited

Building B, Financial Building, Xingang Industrial Zone, Nanjing

[***]

III.[Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited], as the agent bank (the “agent bank”)

andling bank: egistered address of the handling bank: esponsible person of the handling bank:	iu Qing
Registered address: Responsible person: Handling bank: Registered address of the handling bank: Responsible person of the handling bank:

Building B, Financial Building, Xingang Industrial Zone, Nanjing

[***]

Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited

Building B, Financial Building, Xingang Industrial Zone, Nanjing

[***]

IV.The following financial institutions, as the lenders (the “original lenders”)

andling bank: egistered address of the handling bank: esponsible person of the handling bank:	iu Qing
[Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited]
Registered address: Responsible person: Handling bank: Registered address of the handling bank: Responsible person of the handling bank:

Building B, Financial Building, Xingang Industrial Zone, Nanjing

[***]

Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited

Building B, Financial Building, Xingang Industrial Zone, Nanjing

[***]

[East West Bank (China) Limited]

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andling bank: egistered address of the handling bank: esponsible person of the handling bank:	s 01-08, 33/F, Jinmao Building, No. 88 Century Avenue, China (Shanghai) Pilot Free Trade Zone u Jianmin
Registered address: Responsible person: Handling bank: Registered address of the handling bank: Responsible person of the handling bank:

Units 01-08, 33/F, Jinmao Building, No. 88 Century Avenue, China (Shanghai) Pilot Free Trade Zone

[***]

East West Bank (China) Limited

Units 01-08, 33/F, Jinmao Building, No. 88 Century Avenue, China (Shanghai) Pilot Free Trade Zone

[***]

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Whereas:

(1)On [November] [5], [2008], the borrower was officially incorporated with a registered capital of [USD 93,802,396] and a paid-in capital of [USD 93,802,396].

(2)In order to [purchase production equipment, decorate and renovate workshops, and construct new factory buildings and supporting facilities for the “Insulin and Injection Solution Phase I Project”], the borrower intends to raise fixed asset loans from the original lenders.

In witness whereof, both parties, through friendly and equal negotiations, based on genuine intentions, hereby enter into this Contract as follows for mutual compliance.

I.Definitions and interpretation

1.1 Definitions

In this Contract:

Contract of guarantee	Refers to a [/] contract of guarantee entered into by the warrantor and the agent bank on [/] [/], [/].
Warrantor	Refers to [/].
Financial year	Refers to the period from January 1 (inclusive) to December 31 (inclusive) of each Gregorian calendar year.
Loan amount ratio	Refers to, for each lender, the ratio between the loan amount of a particular lender and the total loan amount at a specific time.
Loan amount

Refers to:

1. For each original lender, the original loan amount minus its share of the total loan funds already withdrawn, minus its share of the amount canceled or transferred in accordance with the provisions of this Agreement:

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2. For each transferee bank, the loan amount transferred to it in accordance with Article 18 of this Contract (Transfer), minus its share of the total loan funds already withdrawn, minus its share of the amount canceled or transferred in accordance with the provisions of this Agreement

Original loan amount	Refers to each original lender’s original loan amount as specified in Article 2 of this Contract (Loan amount) and Appendix I to this Contract (Lenders’ Original Loan Amount).
Pledgor	Refers to [/].
Lender	Refers to the original lender and/or the transferee bank.
Loan interest rate	Refers to the annual loan interest rate agreed upon in Article 5.1 of this Contract (Loan interest rate) for each loan fund.
Loan balance	Refers to the total amount of loan funds that the borrower has already withdrawn but not yet paid off.
Loan fund	Refers to any loan principal under this Contract that has already been withdrawn or will be withdrawn.
Loan fund account	Refers to such accounts listed in Appendix IV to this Contract (Accounts of Various Parties).
Agent bank	Refers to [Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited] or its successor agent bank.
Agent bank’s payment account	Refers to such accounts listed in Appendix IV to this Contract (Accounts of Various Parties).
Guaranty contract	Refers to contract of guarantee, mortgage contract and/or pledge contract.
Guarantor	Refers to warrantor, mortgagor and/or pledgor.
Security interest	Refers to any mortgage, pledge, lien, deposit or any agreement or arrangement with the effect or purpose of security (regardless

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of whether such agreement or arrangement is established or interpreted in accordance with Chinese law), and each lender shall share the security interests in proportion to their actual loan balances.
Mortgage contract	Refers to the mortgage contract signed by the mortgagor and the agent bank when the mortgagor meets the conditions later.
Mortgagor	Refers to [Amphastar Nanjing Pharmaceuticals Inc.]
Majority lender	Refers to one or more lenders whose proportion in the total amount reaches or exceeds [51]%.
Penalty interest rate	Refers to the overdue penalty interest rate and/or the misappropriation penalty interest rate.
Fee letter	Refers to the fee letter signed by the borrower and relevant parties regarding the transactions under this contract.
Interest payment date

Refers to (Check √ one of the following options according to the situation, and mark the unselected one with a x)

[√] [the day immediately following the end date of each interest period]

[x] [the end date of each interest period].

Liabilities

Refer to all external payment or repayment obligations of the borrower, regardless of their nature or form, whether they are principal debts or guarantee obligations, actual or contingent, mature or undue.

Administration for market regulation	Refers to the State Administration for Market Regulation, local administration for market regulation and/or its branches.
Repayment date	Refers to each date for repayment of loan as listed in Article 6 of this Contract (Repayment).
Loan prime rate	Refers to the loan prime rate for RMB loans with [a term of over five years], calculated and published by the National Interbank Funding Center on each business day, expressed as an annual rate.
Interest settlement date

Refers to (Check √ one of the following options according to the situation, and mark the unselected one with a x)

[x] The twentieth (20th) day of each month as the interest settlement date when interest is settled monthly;

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[√] The twentieth (20th) day of the last month of each quarter, which shall be postponed to the first business day after it if that day falls on a non-business day, as the interest settlement date when interest is settled quarterly;

[x] The maturity date of the loan as the interest settlement date when interest is collected in a lump sum when the loan matures, with the interest being cleared along with the principal;

[x] Other date: refers to [/].

Borrower’s counterparty account	Refers to those account notified by the borrower to the agent bank.
Handling bank

Refers to the handing agency for the performance of this Contract by any of the syndicate member banks listed under this Contract, including the handling bank after change according to Article 18.9 of this Contract (Change of handling bank).

Accounting standards	Refer to the accounting standards that comply with Chinese laws and regulations, and are generally accepted in China.
Interest rate determination date

Refers to, for each loan fund, (i) the effective date of contract, and (ii) from the effective date of contract (Check √ one of the following options according to the situation, and mark the unselected one with a x; mark all options with a x if it’s a fixed interest rate):

[x] The [/] day of each month starting from the date of adjustment of the loan prime rate;

[x] The [/] day of the last month of each quarter starting from the date of adjustment of the loan prime rate;

[x] The [/] [/] of each year starting from the date of adjustment of the loan prime rate;

[x] The day immediately following each interest settlement date;

[x] The date of adjustment of the loan prime rate;

[√] Other date, refers to [every 12th month anniversary].

Interest period	Refers to the period determined according to Article 5.3 of this Contract (Interest period).
Potential event of default	Refers to any event or circumstance that will constitute an event of default (following the expiration of the cure period, the issuance of notice, the making of any decision and/or similar events).
People’s bank	Refers to the People’s Bank of China.
RMB	Refers to the fiat currency of China.

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Financing documents	Include this Contract, any fee letter, guaranty contract and transfer certificate (if any) and other documents designated as the financing documents by the agent bank and the borrower.
Effective date	Refers to the definition stipulated in Article XXVIII of this Contract (Effectiveness).
Taxes and fees

Refer to taxes, fees, duties, withholding duties or other taxes and charges of a similar nature imposed by the tax, fiscal or other administrative authorities of any jurisdiction, as well as penalties and interest payable for late payment of the above.

Tax bureau	Refers to the State Taxation Administration and/or its branches.
Withdrawal period	Refers to the period from the effective date of this Contract/first withdrawal date to [December] [31], [2026] (inclusive).
Withdrawal date

Refers to each date for withdrawal of loan funds as specified in Article 4.1 of this Contract (Withdrawal). Should the actual withdrawal date be different from the date for withdrawal of the loan fund specified in the withdrawal notice, it should refer to the date the loan fund is transferred to the loan fund account.

Event of default	Refers to any event or circumstance listed in Article 15.1 of this Contract (Event of default).
Document confirmation letter

Refers to the document confirmation letter signed and submitted by the borrower substantially in accordance with the form and content required in Appendix II to this Contract (Form of Document Confirmation Letter).

Project	Refers to the [***].
Information memo

Refers to the information memo on the [RMB 280,000,000.00 Yuan Syndicated Loan for Amphastar Nanjing Pharmaceuticals Inc.’s “Insulin and Injection Solution Phase I Project”] prepared by the lead bank in [May] [2023], as entrusted by the borrower.

Permitted liability	Refers to any of the following liabilities of the borrower:

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1. Any liability under the financing documents; 2. [/]; and/or 3. Any liability as agreed by the agent bank (according to the decision of the majority lender).
Permitted investment	Refers to any of the following investments of the borrower: 1. [/]; 2. [/]; and/or 3. Any investment as agreed by the agent bank (according to the decision of the majority lender).
Business day

Refers to the day on which the syndicate member banks open for business and engage in general corporate business (except Saturdays and Sundays (excluding Saturdays and Sundays required to work due to compensatory time-off plan according to national regulations) and other statutory holidays).

Syndicate member bank	Refers to the lead bank, various lenders and/or the agent bank.
Syndicate member bank account	Refers to the account of various syndicate member banks as listed in Appendix IV to this Contract (Accounts of Various Parties).
Pledge contract	Refers to the pledge contract signed by the pledgor and the agent bank when the pledgor meets the conditions later.
Material adverse effect

Refers to a material change in the legal position, asset position, financial condition or business condition of the borrower or any guarantor that, in the reasonable judgment of the majority lender, has or will have a material adverse effect on the ability of the borrower or such guarantor to fully meet its obligations under any financing document.

China

Refers to the People’s Republic of China, and for the purpose of this Contract only, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and the Taiwan Region.

Certified public accountant	Refers to a certified public accountant with good credit standing and qualifications to practice within the territory of China.

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Transfer certificate

Refers to the transfer document signed and submitted by the transferring bank, the transferee bank and the agent bank substantially in accordance with the form and content required in Appendix III to this Contract (Form of Transfer Certificate).

Total loan amount	Refers to the sum of the loan amount of each lender.
Total amount	Refers to the sum of the total loan amount and the loan balance.

1.2 Interpretation rules

In this Contract:

1.The table of contents and the headings are provided for the convenience of reading only, and may be ignored when interpreting the terms of the contract.

2.“Assets” shall be construed to include all present and future, tangible or intangible assets, property, income, earnings, accounts receivable, and other interests of all kinds.

3.“Person” shall be construed to include any natural person, corporation, partnership, enterprise or any other legal or unincorporated organization or legal entity.

4.The “persistence” of an event of default means that the event of default has occurred and has not been eliminated, nor has it been fully remedied or waived in accordance with the provisions of this Contract.

5.A “month” refers to the period of time that begins on a day of a Gregorian calendar month and ends on the corresponding day of the next Gregorian calendar month. However, if there is no corresponding day in the next Gregorian calendar month, the period shall end on the last day of the next Gregorian calendar month.

6.The “cessation of operations”, “dissolution”, “liquidation”, “bankruptcy”, “reorganization”, “reconciliation” or “rectification” of any person shall be construed to include any same or similar legal proceedings under the laws of the place of its establishment or its place of business, and the “entering into” of such legal proceedings shall include the commencement of such legal proceedings by its own resolution or on the application of any other person.

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7.Any reference to a party to this Contract or to any other person shall include its legal successors and assigns.

8.This Contract, any other agreement or document shall be construed to include itself, as well as any amendments, modifications, substitutions or supplements thereto made pursuant to the terms thereof.

II.Loan amount

All lenders agree to provide the borrower with a medium- and long-term loan amount with the total principal amount of no more than RMB [280,000,000.00] Yuan (in words: RMB [Two Hundred and Eighty Million] Yuan Only) in accordance with the provisions of this contract.

Wherein, the original loan amount of each original lender is listed in Appendix I to this Contract (Lenders’ Original Loan Amount).

III.Intended use of loan

3.1

The borrower shall use each loan fund withdrawn to [purchase production equipment, decorate and renovate workshops, and construct new factory buildings and supporting facilities for the “Insulin and Injection Solution Phase I Project”], provided that the use of the loan funds shall comply with relevant national laws, regulations, policies and the relevant systems of the lender.

3.2

The borrower shall actually use each loan fund according to the intended use of the loan funds specified under this Contract, and without the prior written consent of the agent bank (according to the decision of the majority lender), the borrower shall not change the intended use of the loan.

3.3

Notwithstanding the provisions of paragraph (5) of Article 4.3 and paragraph (12) of Article 14.1 (Positive obligations) of this Contract, each syndicate member bank shall not be liable to the borrower for the actual use of each loan fund by the borrower.

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IV.Withdrawal

4.1   Withdrawal

1.Subject to Article 4.2 and Article 4.3 below, the borrower shall withdraw the loan funds according to the following plan:

Before [December] [31], [2026], withdraw RMB [280,000,000.00] Yuan in installments.

2.The withdrawal plan may be changed upon the borrower’s written request and the agent bank’s consent (according to the decision of all lenders).

4.2Prerequisites for first withdrawal

1.[Five business days] prior to the first withdrawal date mentioned above, the borrower has provided the agent bank with the following documents and signed a document confirmation letter completed in the form and content of Appendix II to this Contract (Form of Document Confirmation Letter), and the agent bank has confirmed to the borrower and each lender that it has received the following documents and that the form and content of such documents are acceptable to the majority lenders. After receiving such documents, the agent bank shall notify the borrower and each lender as soon as possible. If this condition is not met, the borrower should not be allowed to make a withdrawal.

(1)The original of each financing document duly signed and effective.

(2)A document confirmation letter signed by the legal representative or authorized signatory of the borrower, and the original or photocopy of the following documents. However, if it is a photocopy, it should be affixed with the borrower or (when applicable) relevant guarantor’s official seal:

1)The latest corporate legal person business license of the borrower and each guarantor with the unified social credit code issued by the Administration for Market Regulation.

2)The shareholders’ agreement or joint venture contract of the borrower and each guarantor (including previous supplements and modifications). (if any)

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3)The latest articles of association of the borrower and each guarantor (including previous supplements and modifications).

4)The list of current [board members] of the [board of directors]/[other internal authority] of the borrower and each guarantor, and the signature samples of each [board member] and the financial officer.

5)Identity documents of the legal representatives of the borrower and each guarantor.

6)Resolutions passed by the [board of shareholders]/[board of directors]/[other internal authority] of the borrower that include the following contents:

(a)Approving the terms of a financing document to which it is a party and agreeing to the execution and performance of such financing document by the borrower;

(b)Authorizing a relevant person to sign the financing document to which it is a party on behalf of the borrower; and

(c)Authorizing a relevant person to sign all the documents and notices under the financing document to which it is a party on behalf of the borrower.

7)Resolutions passed by the [board of shareholders]/[board of directors]/[other internal authority] of each guarantor that include the following contents:

(a)Approving the terms of a guaranty contract to which the guarantor is a party and agreeing to the execution and performance of such guaranty contract by the guarantor;

(b)Authorizing a relevant person to sign the guaranty contract to which it is a party on behalf of the guarantor; and

(c)Authorizing a relevant person to sign all the documents and notices under the guaranty contract to which it is a party on behalf of the guarantor.

[paging seal:] [illegible]
[paging seal:] [illegible]

8)Identity documents and signature samples of the legal representatives or authorized signatories of the borrower and each guarantor.

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9)The most recent annual report or audited financial statement of the borrower and each guarantor.

10)Information on actual progress of the project as confirmed by the agent bank (as per instructions of all lenders).

11)Approval documents or consents from government agencies or other competent authorities required for financing documents and the transactions thereunder.

12)[/].

(3)Original documents certifying the completion of registration of the guaranty under each guaranty contract.

(4)Documents certifying that all fees due and payable by the borrower as stipulated in Article XVII of this Contract (Fees and compensation) have been fully paid.

2.The agent bank shall, within [5] business days after receiving the documents listed in paragraph 1 of this article, forward copies of such documents to each lender (the agent bank shall conduct a formal review of the prerequisite documents submitted by the borrower and determine whether its form meets the requirements agreed upon in paragraph 1 above one by one). Each lender shall notify the agent bank whether it accepts such documents within [10] business days after receiving the documents.

3.Once the prerequisites for first withdrawal stipulated in this article are met, the agent bank shall immediately notify the borrower that it can issue the first withdrawal notice.

4.The agent bank shall, within [10] business days after receiving each withdrawal notice, forward a copy of the withdrawal notice to each lender, and at the same time inform each lender of its loan amount ratio and amount of the loan funds.

5.The agent bank shall properly keep the originals of all financing documents and withdrawal-related materials.

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4.3Prerequisites for each withdrawal

After the following conditions are met, each lender shall notify its agent bank to disburse each loan fund in accordance with its loan amount ratio and in accordance with the provisions of Article 8.1 of this Contract (Disbursement of loan funds).

1.On the scheduled withdrawal date of the loan fund, all statements of facts made by the borrower in Article XIII of this Contract (Statement of facts) are true and accurate as to the facts and circumstances then existing.

2.No event of default or potential event of default has occurred or persisted, and the withdrawal of the loan fund will not result in any event of default or potential event of default.

3.Nothing stipulated in paragraph 2 of Article 5.2 and paragraph 4 of Article 8.2 of this Contract has occurred.

4.The capital fund of the project is in place before the loan fund, or in the same proportion as the loan fund, and the actual progress of the project matches the investment amount.

5.The agent bank has received the loan purpose certification documents and vouchers required for various transactions related to the project, such as goods, services, funds, etc.

6.Nothing stipulated in paragraph 2 of Article 7.4 of this Contract has occurred.

V.Interest

5.1   Loan interest rate

The interest rate (simple interest) for each loan fund under this Contract is the loan prime rate on each interest rate determination date minus 20BP.

5.2Penalty interest rate

1.If the borrower fails to pay any amount due and payable in accordance with the provisions of this Contract, the amount shall be charged at an interest rate [increased by 50%] (“overdue penalty interest rate”) from the date when the amount is normally due to the date when it is fully repaid.

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2.If the borrower misappropriates any loan funds, the interest on such loan funds shall be calculated at an [increase of 100%] (“misappropriation penalty interest rate”) from the date of the misappropriation to the date of the end of the misappropriation.

3.If the same loan funds are both overdue and misappropriated, the higher penalty interest rate shall apply.

4.For the interest (“penalty interest”) generated based on the overdue penalty interest rate or misappropriation penalty interest rate, the same agreement as in Article 5.3 applies to the agreement on its interest period. That is, the first interest period for penalty interest starts from the date when any amount under this Contract is due and unpaid and ends on the immediately following interest settlement date (exclusive). If the borrower fails to pay the penalty interest on the repayment date, the lender shall use the penalty interest as the principal in the next interest period and calculate compound interest based on the overdue penalty interest rate or misappropriation penalty interest rate.

5.The lender’s right to charge penalty interest shall not affect the lender’s other rights or remedies under any financing document or applicable law.

5.3   Interest period

1.Interest shall accrue on the loan funds for a number of consecutive periods (“interest period”) until they are paid off. Unless otherwise agreed in this Contract, each interest period shall be [three] months.

2.Under this Contract:

(1)The first interest period of each loan fund begins on the withdrawal date (inclusive) and ends on the immediately following interest settlement date (exclusive).

(2)Each withdrawal of the loan funds after the first withdrawal is consolidated with the loan funds already in existence at the end of its first interest period.

(3)Each interest period after the first interest period for each loan fund withdrawn begins on the last interest settlement date (inclusive) and ends on the immediately following interest settlement date (exclusive).

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(4)The last interest period for loan funds ends on the last repayment date (exclusive).

3.If the original date of an interest payment date is not a business day, the date shall be postponed to the nearest business day after it within the same Gregorian calendar month (if any) or advanced to the nearest business day before it (if there is no business day after it within the same Gregorian calendar month)/advanced to the nearest business day before that non-business day.

5.4   Interest accrual

1.The interest and/or penalty interest on any loan funds under this Contract shall be calculated daily based on the actual number of days it is borrowed and the daily interest rate/penalty interest rate; daily interest rate/penalty interest rate = corresponding annual interest rate/360.

2.The agent bank shall determine the applicable loan interest rate on each interest rate determination date in accordance with the provisions of this Contract, and notify the borrower and each lender immediately after determination.

5.5   Interest payment

1.The borrower shall pay the interest calculated in accordance with the provisions of this Contract on each interest payment date.

2.The agent bank shall notify the borrower on or before the [fifth] business day before each interest payment date of the amount of interest and/or penalty interest payable on that interest payment date.

VI.Repayment

6.1   Loan term

1.The loan term under this Contract shall begin on the withdrawal date of the first loan fund (inclusive)/effective date and end on [November 20, 2033] (inclusive), which is [10] years in total (“loan term”). The borrower shall pay off all debts it owes under this Contract in accordance with the provisions of this Contract before the end of the loan term.

2.The extension of the loan term shall be subject to all lenders’ approval.

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6.2   Repayment

The borrower shall repay the loan on each repayment date according to the following repayment plan.

Repayment date	Amount of repayment
May 20, 2026	5 million yuan
November 20, 2026	5 million yuan
May 20, 2027	20 million yuan
November 20, 2027	20 million yuan
May 20, 2028	20 million yuan
November 20, 2028	20 million yuan
May 20, 2029	30 million yuan
November 20, 2029	30 million yuan
May 20, 2030	25 million yuan
November 20, 2030	25 million yuan
May 20, 2031	20 million yuan
November 20, 2031	20 million yuan
May 20, 2032	10 million yuan
November 20, 2032	10 million yuan
May 20, 2033	10 million yuan
November 20, 2033	10 million yuan

If the loan is not fully withdrawn in the end, the above repayment plan can be adjusted in proportion to the withdrawal amount.

6.3   Repayment reserve account

The borrower shall open a repayment reserve account at the agent bank within [one day after the signing of the syndicated loan]. All proceeds under the project shall first be deposited into this account and then used by the borrower. The fund balance in this account shall not be less than [the sum of principal and interest payable in the current period] [15] days before the first repayment date.

In the event that the borrower fails to repay any amount due and payable on time and in full in accordance with the provisions of this Contract, the agent bank shall have the right to deduct the relevant amount directly from the repayment reserve account for repayment.

VII.Early repayment and cancellation

7.1   Voluntary early repayment

1.When the borrower intends to repay all or part of the loan balance in advance, it shall

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submit an early repayment notice (“early repayment notice”) to the agent bank and obtain the written consent of the agent bank (according to the decision of the majority lender) [5] business days before the proposed early repayment date.

2.The early repayment notice shall state the amount and date of the proposed early repayment.

3.If part of the loan balance is repaid in advance, the amount of early repayment shall be at least RMB [10,000,000.00] Yuan (in words: RMB [Ten Million] Yuan Only), and shall be an integral multiple of RMB [10,000,000.00] Yuan (in words: RMB [Ten Million] Yuan Only) or other amounts agreed by the agent bank (according to the decision of the majority lender).

4.The early repayment date shall be an interest payment date.

5.All interest and/or penalty interest incurred on the principal to be repaid in advance up to the early repayment date shall be paid off together with the early repayment of the principal.

6.The amount repaid in advance shall set off against the principal of the loan balance [in reverse order] according to the order of maturity of the relevant loan balances listed in Article VI of this Contract (Repayment), [with the later due being repaid first].

7.Any amounts repaid in advance may not be withdrawn again.

8.The borrower has no right to revoke any early repayment notice it has sent; the borrower shall repay in advance on the early repayment date specified in the early repayment notice.

9.The borrower shall, at the same time of making early repayment, pay an early repayment compensation fee to each lender through the agent bank, and the compensation fee shall be calculated as follows: [/].

7.2Voluntary cancellation

1.If the borrower intends to cancel all or part of the total loan amount, it shall submit a cancellation notice (“cancellation notice”) to the agent bank [10] business days before the date of proposed cancellation and obtain the written consent of the agent bank (according to the decision of the majority lender).

2.The cancellation notice shall state the amount and date of the proposed cancellation.

3.If part of the total loan amount is cancelled, the amount of cancellation shall be at least RMB [10,000,000.00] Yuan (in words: RMB [Ten Million] Yuan Only), and shall be an

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integral multiple of RMB [10,000,000.00] Yuan (in words: RMB [Ten Million] Yuan Only).

4.Cancellation shall be effective on the cancellation date stated in the cancellation notice, which shall be a business day within the withdrawal period.

5.If the total loan amount is cancelled, the loan amount of each lender shall be reduced accordingly in equal proportions from the effective date of cancellation.

6.The borrower shall, on the date of cancellation, pay all the commitment fees due and payable in accordance with paragraph 2 of Article 17.1 of this Contract (Syndication fees).

7.Any total loan amount canceled may not be reinstated.

8.The borrower has no right to revoke any cancellation notice it has sent.

7.3   Automatic cancellation

Unless otherwise agreed by the parties to this Contract, after the end of the withdrawal period, all the total loan amount that has not been withdrawn at that time will be automatically canceled, and the loan amount of each lender will be canceled at the same time, and any such canceled total loan amount and loan mount cannot be reinstated.

7.4Forced cancellation

1.The loan amount of the lender affected by the change of law shall be cancelled in accordance with the provisions of Article XI of this Contract (Change of law).

2.If there is a change in control of the borrower:

(1)The borrower shall notify the agent bank as soon as possible after becoming aware of the relevant matters;

(2)No lender shall be obliged to provide loan funds for any withdrawal; and

(3)The agent bank shall (according to the decision of all the lenders), upon giving at least 10 business days’ notice to the borrower, require the borrower to repay the loan in advance and cancel the total loan amount. At the same time, all loans under the financing documents shall be due and payable on the date specified in the notice.

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The change in control mentioned above refers to [a change in the actual controller of the borrower].

VIII.Provisions as to payment

8.1   Disbursement of loan funds

When participating in the disbursement of each loan fund in accordance with the    provisions of this Contract, each lender shall pay its share of the loan fund to the payment account of the agent bank before [17:00] (Beijing time) on the scheduled withdrawal date of the loan fund.

Should any lender fail to disburse its share of the loan funds to be withdrawn, the borrower shall still withdraw the loan funds disbursed by other lenders according to the withdrawal notice.

Each lender shall disburse its share of the loan fund to be withdrawn in accordance with the loan amount ratio. For the purpose of facilitating the performance of this Contract, the lenders under this Contract may make other flexible arrangements for the allocation of the ratio of the loan fund through consensus of all the lenders, but such arrangements shall not affect the total amount of loan fund to be disbursed by each lender to the borrower under this Contract.

8.2   Payment of loan funds

1.In any of the following circumstances, payment shall be made by the lender on entrustment. The lender’s entrusted payment method means that the agent bank will disburse the relevant loan funds to the loan fund account on the withdrawal date according to the borrower’s payment entrustment, and transfer the relevant loan funds to the borrower’s counterparty account as soon as possible:

(1)The amount of a single payment exceeds 5% of the total project investment;

(2)The amount of a single payment exceeds RMB 5,000,000 Yuan (in words: RMB Five Million Yuan Only); or

(3)[/].

If the lender’s entrusted payment method is adopted, the borrower shall submit documentation proving the use of the loan funds to the agent bank before the relevant loan funds are disbursed, and the agent bank (at its sole discretion) will disburse the loan funds after review and approval. No syndicate member bank shall be responsible for the

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authenticity and legality of the transactions corresponding to the entrusted payment.

2.Except for the circumstances specified in paragraph 1 above, payment can be made by the borrower’s self-payment method, provided that the borrower submits a fund use plan in advance. The borrower’s self-payment method means that the agent bank will disburse the loan funds to the loan fund account, and the borrower will make external payments independently. The object of self-payment shall be the counterparty of the borrower that complies with the provisions of this Contract. The borrower shall make a summary report on the payment of such loan funds to the agent bank before the [/] of each month.

3.If payment is made by the borrower’s self-payment method, after the effective date, if the following circumstances occur, the agent bank (according to the decision of the majority lender) has the right to change the payment method of the loan funds to the lender’s entrusted payment.

(1)The borrower’s credit standing declines;

(2)The project progress lags behind the fund utilization progress;

(3)The borrower fails to pay the loan funds according to provisions of this Contract; and/or

(4)[/].

4.After the effective date, if the following circumstances occur, the agent bank (according to the decision of the majority lender) has the right to stop the disbursement and payment of relevant loan funds:

(1)The borrower violates the provisions of this Contract and circumvents the lender’s entrusted payment method by breaking the amount into smaller ones;

(2)The project progress lags behind the fund utilization progress.

8.3   Payment by borrower

The borrower shall pay the amount due and payable under this Contract to the payment account of the agent bank before [16:00] (Beijing time) on the due date of any amount payable under this Contract.

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8.4Payment by agent bank

1.The agent bank shall pay the relevant loan funds actually received by it in accordance with the provisions of Article 8.1 of this Contract (Disbursement of loan funds) to the loan fund account before [17:00] (Beijing time) on each withdrawal date, and make the payment in accordance with the provisions of Article 8.2 of this Contract (Payment of loan funds). The agent bank is obliged to report the payment status of the loan funds to each lender.

2.The agent bank shall pay each amount actually received by it in accordance with the provisions of Article 8.3 of this Contract (Payment by borrower) to each syndicate member bank account in the order and proportion stipulated in Article 8.5 of this Contract (Order of payment) before [17:00] (Beijing time) on the date of receipt.

3.In the case where the lender’s entrusted payment is adopted, should the entrusted payment information and related transaction materials provided by the borrower be untrue, inaccurate, and incomplete, which results in the agent bank’s failure to complete the entrusted payment obligations in a timely manner, the agent bank shall not bear any responsibility, and the borrower’s repayment obligations under this Contract shall not be affected.

4.Should a refund occur from the opening bank of the borrower’s counterparty account, which results in the agent bank’s failure to pay the loan funds to its counterparty in a timely manner, the agent bank shall not bear any responsibility, and the borrower’s repayment obligations under this Contract shall not be affected. The borrower hereby authorizes the agent bank to freeze the amount returned by the opening bank of the borrower’s counterparty account. In this case, the borrower shall resubmit the payment entrustment and usage certification materials, etc., and after review and approval by the agent bank (at its sole discretion), the loan funds will be paid to the borrower’s counterparty account through the loan fund account.

8.5  Order of payment

Unless otherwise required by laws and regulations, the agent bank shall distribute the various amounts received under Article 8.3 of this Contract (Payment by borrower) in the following order:

1.Pay any agency fees due and payable under Article 17.1 of this Contract (Syndication fees), and compensate the agent bank for the reasonable costs and expenses incurred in executing the financing documents.

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2.Pay any arrangement fees due and payable under Article 17.1 of this Contract (Syndication fees);

3.Pay any commitment fees due and payable under Article 17.1 of this Contract  (Syndication fees) according to each lender’s loan amount ratio.

4.Pay any interest due and payable under this Contract (including but not limited to any compound interest and penalty interest) to each lender in proportion to the amount of the loan funds actually extended to the borrower;

5.Pay any principal due and payable under this Contract to each lender in proportion to the amount of the loan funds actually extended to the borrower; and

6.Pay other amounts due and payable under this Contract.

8.6  Advance

1.The agent bank may (but is not obliged to) advance any payment on behalf of any party to this Contract.

2.If, in accordance with the provisions of this Contract, any payment shall be made to any party to this Contract through the agent bank, and the agent bank does not actually receive the payment on the date when such payment is made, then, the party that has received the payment from the agent bank shall, upon the request of the agent bank, immediately return the payment to the agent bank, and at the same time, pay interest to the agent bank at an interest rate of [/] from the date of payment by the agent bank (inclusive) to the date of refund (inclusive).

8.7  Currency of payment

Unless otherwise agreed by the parties, any payment under this Contract shall be made in RMB.

8.8  Set-off

The borrower shall not exercise any right of set-off in making any payment under this Contract.

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8.9  Non-business day

If the date an amount becomes due and payable does not fall on a business day, the payment date of such amount shall be postponed to the nearest business day after it within the same Gregorian calendar month (if any) or advanced to the nearest business day before it (if there is no business day after it within the same Gregorian calendar month)/advanced to the nearest business day before that non-business day.

8.10  Apportionment

1.Except as otherwise agreed in paragraph 4 of this article, if any syndicate member bank (“receiving bank”) receives any amount due and payable under this Contract from the borrower in any way other than as agreed in Article 8.3 of this Contract (Payment by borrower), the receiving bank shall notify the agent bank on the day it receives the amount (“apportioned amount”) and transfer the apportioned amount to the agent bank as soon as possible.

2.Where the receiving bank transfers the apportioned amount to the agent bank in accordance with the agreement in paragraph 1 above, it shall be deemed that the borrower has not paid the amount to the receiving bank.

3.The agent bank shall regard the apportioned amount received by it in accordance with the agreement in paragraph 1 above as paid by the borrower, and pay the apportioned amount to each syndicate member bank account in accordance with the agreement in paragraph 2 of Article 8.4 of this Contract (Payment by agent bank).

4.Paragraphs 1 to 3 above do not apply to any of the following amounts:

(1)Any amount received by the lender from transfer or indirect sub-lending in accordance with the provisions of Article XVIII of this Contract (Transfer); or

(2)Any amount received by a syndicate member bank from filing a lawsuit or arbitration against the borrower with respect to a dispute under this Contract, but the inapplicability is subject to the following conditions: (i) it has notified other syndicate member banks in advance, and (ii) other syndicate member banks have not participated in such litigation or arbitration or have expressly indicated that they will not participate in such litigation or arbitration within [10] business days after receiving such notice.

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IX.Taxes and fees

9.1   Taxes and fees

Unless otherwise expressly required by laws and regulations, any amount paid or payable by the borrower to any syndicate member bank (whether as the actual payee or transferor) in accordance with the provisions of this Contract shall be the net amount that the syndicate member bank shall receive, and shall not include any taxes and fees.

9.2   Stamp tax

The borrower and each syndicate member bank shall separately bear the stamp duty related to the financing documents in accordance with the provisions of laws and regulations.

X.Cost increase

10.1   Notice of cost increase

After the effective date, if any of the following costs is caused or will occur to any lender (“cost affected lender”) due to the promulgation, implementation or change of any applicable laws, regulations or their interpretation, and/or in order to comply with the requirements of the central bank, the fiscal, tax, financial supervisory or other administrative authorities having jurisdiction over it (“increased costs”):

1.Increased costs or additional costs incurred in signing or performing financing documents;

2.Reduction in any amount received or receivable under the financing documents; and/or

3.Increased costs or additional costs incurred in participating in the disbursement of any loan fund, maintaining or raising its loan amount or its share in any loan balance,

Then, after the cost affected lender becomes aware of the situation, it shall notify the agent bank (“notice of cost increase”) in a timely manner and explain in detail the reasons for the

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increased costs and the basis for calculation; after receiving the notice of cost increase, the agent bank shall notify the borrower in a timely manner.

10.2   Compensation

Within [10] business days after the borrower receives the notice of cost increase, the borrower shall pay an amount equal to the increased costs to the cost affected lender through the agent bank. However, the borrower is not required to compensate for the following increased costs:

1.The borrower has already made compensation in accordance with other provisions of the financing documents;

2.Increased costs resulting from changes in tax rates and changes in the basis of calculation of taxes and fees on the total operating income or total profits of any lender or any of its branches;

3.Increased costs resulting from any lender’s failure to comply with any applicable laws, regulations or any requirements of the central bank, the fiscal, tax, financial supervisory or other administrative authorities having jurisdiction over it;

4.Increased costs resulting from a decline in any lender’s credit rating; and/or

5.Increased costs resulting from any lender’s transactions under non-financing documents.

XI.Change of law

11.1   Notice of change of law

After the effective date, if, due to the promulgation, implementation or change of any applicable laws, regulations or their interpretation, and/or in order to comply with the requirements of the central bank, the fiscal, financial supervisory or other administrative authorities having jurisdiction over it, it is or it would be unlawful or in violation of regulatory provisions for any lender (“lender affected by change of law”) to continue to perform the financing documents, participate in the disbursement of any loan funds, maintain or raise its loan amount or maintain its share of any loan balance, such lender affected by change of law

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shall, after becoming aware of such situations, promptly notify (“notice of change of law”) the agent bank, and explain in detail the reasons and basis for such illegality or violation of regulatory provisions. The agent bank shall promptly notify the borrower after receiving any notice of change of law.

11.2   Cancellation and early repayment

1.After the borrower receives the notice of change of law, the loan amount of the lender affected by change of law shall be automatically cancelled immediately.

2.The borrower shall repay in advance its share of any loan balance and accrued interest to the lender affected by change of law within [10] business days after receiving the request from the lender affected by change of law.

3.In the event of cancellation of the loan amount and early repayment in accordance with the provisions of this article, the lender affected by change of law shall not be obliged to pay any penalty or fee to the borrower.

XII.Mitigation of losses

12.1   Mitigation of losses

In any of the following circumstances, the affected syndicate member bank shall negotiate in good faith with the borrower and other syndicate member banks, and shall make reasonable efforts to mitigate the impact of such circumstances. However, the borrower’s obligations under the financing documents shall not be exempted or reduced due to the provisions hereof;

1.The borrower shall compensate any lender for any increased costs in accordance with the provisions of Article X of this Contract (Cost increase);

2.The borrower shall repay any lender in advance in accordance with the provisions of Article XI of this Contract (Change of law); and/or

3.Any loan amount shall be canceled in accordance with the provisions of Article 11 of this Contract (Change of law).

The measures that any syndicate member bank shall take under this article include but are not limited to:

(a)Change the handling bank;

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(b)Transfer its loan amount or its share of the relevant loan balance to any other person not affected by the circumstances listed in this article; and/or

(c)Apply for any exemptions, deductions, tax refunds or extensions.

12.2   Limitation of obligations

1.In case of an event of default or potential event of default, or if, in any syndicate member bank’s reasonable judgment, taking measures in accordance with Article 12.1 of this Contract (Mitigation of losses) would adversely affect its business, operations or financial condition, such syndicate member bank shall not be obliged to take such measures

2.The borrower shall compensate the relevant syndicate member bank for any reasonable fees and expenses incurred by the syndicate member bank as a result of taking any measures in accordance with Article 12.1 of this Contract (Mitigation of losses).

XIII.Statement of facts

The borrower shall make the following statements to each syndicate member bank on each effective date, each withdrawal date and each interest payment date, based on the facts and circumstances at that time:

1.Legal status

The borrower and each guarantor are corporate legal persons legally established and validly existing in accordance with the laws and regulations of their place of registration.

2.Capacity to contract

The borrower and each guarantor have the necessary civil capacity of conduct and civil rights to own its assets, operate its business, and sign and perform the financing documents to which it is a party.

3.Authorization from the company

All internal authorizations from the company required for the borrower and each guarantor to sign and perform the financing documents to which they are a party have been obtained and are in full force and effect, and such financing documents have been validly signed by their legal representatives or authorized signatories.

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4.Permits

The borrower and each guarantor have obtained all necessary approvals, permits, consents, registrations and filings in full force and effect in order to lawfully own the assets, operate the business, and sign and perform the financing documents to which they are a party.

5.Industrial and commercial information submission

The borrower and each guarantor have submitted annual reports in accordance with the requirements of relevant laws, and neither the borrower nor any guarantor has been included in the list of enterprises with abnormal operations or the list of enterprises with serious violations of law.

6.Validity of terms

The obligations of the borrower and each guarantor under the financing documents to which they are a party are legal, valid and binding on them.

7.Violation of law or other documents

The borrower and each guarantor’s execution and performance of the financing documents to which they are a party does not, and will not, violate or conflict with any of the following:

(1)Any contract, agreement or other documents binding on them or their assets;

(2)Their shareholders’ agreement, articles of association and other corporate governance documents; and/or

(3)Any laws and regulations.

8.Litigation and arbitration

No court action, arbitration, administrative proceeding, enforcement proceeding by a judicial or administrative authority or other proceeding of a similar nature has occurred or is pending against the borrower or any guarantor that has or is likely to have any material adverse effect on the performance by the borrower or any guarantor of the financing documents to which it is a party.

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9.Liquidation and bankruptcy events

The borrower and each guarantor have not initiated or been initiated any cessation of operations, dissolution, liquidation, bankruptcy, reorganization, reconciliation, rectification or similar procedures.

10.Event of default

No event of default has occurred or subsisted.

11.Compliance with law

The borrower and each guarantor comply in all respects with all laws and regulations applicable to them and have not violated any laws and regulations relating to their business and operations.

12.Priority of creditor’s rights

The creditor’s rights of each syndicate member bank against the borrower (or, as the case may be, each guarantor) under the financing documents are in at least the same priority of payment as the unsecured or non-statutory priority rights of other creditors of the borrower (or, as the case may be, each guarantor) against the borrower (or, as the case may be, each guarantor).

13.Judicial immunity

The borrower, each guarantor and their respective assets shall not enjoy any immunities or privileges with respect to prosecution, judgment, enforcement, property preservation or other proceedings in any judicial proceeding.

14.Information disclosure

(1)The information disclosed in the information memo is true, complete and accurate in all material respects as at the date of issue of the information memo, and there are no omissions of any information which has or may have any material adverse effect.

(2)As of the date of issue of the information memo, no circumstances have occurred that have or may have any material adverse effect on the legal status, business

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condition, financial condition or asset condition of the borrower (guarantor, if any).

(3)The most recent financial statements and reports provided by the borrower to each syndicate member bank were prepared in accordance with accounting standards and fairly, truly, completely and accurately reflected the borrower’s financial position on the date such financial statements and reports were prepared; and, such financial statements and reports did not omit any significant liabilities, significant income or significant losses of the borrower.

(4)All materials provided by the borrower to each syndicate member bank are true, complete and valid.

15.No material adverse effect

No events or circumstances of material adverse effect has occurred.

XIV.Agreed matters

The borrower undertakes that from the effective date until the date on which all obligations of the borrower under this Contract are fully performed:

14.1   Positive obligations

1.Priority of creditor’s rights

The creditor’s rights of each syndicate member bank against the borrower (or, as the case may be, each guarantor) under the financing documents are in at least the same priority of payment as the existing and future unsecured or non-statutory priority rights of other creditors of the borrower (or, as the case may be, each guarantor) against the borrower (or, as the case may be, each guarantor).

2.Legal status and capacity

The borrower shall (and cause each guarantor to) maintain the legal, continuous and effective existence of its corporate legal person status, and ensure that it has the necessary civil capacity of conduct and civil rights to perform the financing documents to which it is a party.

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3.Compliance with law

The borrower shall (and cause each guarantor to) ensure compliance in all material aspects with any laws and regulations related to its business and operations, including but not limited to laws and regulations on environmental protection and taxation, as well as laws and regulations on energy conservation and emission reduction, and government regulations and industry regulatory measures.

4.Permits

The borrower shall (and cause each guarantor to) obtain in a timely manner all necessary approvals, permits, consents, registrations and filings in order to perform the financing documents to which it is a party, and comply with such matters, and maintain such matters in full force and effect continuously.

5.Industrial and commercial information submission

The borrower shall (and cause each guarantor to) submit an annual report to the Administration for Market Regulation in a timely manner, and ensure that the borrower and each guarantor are not included in the list of enterprises with abnormal operations or the list of enterprises with serious violations of law.

6.Insurance

The borrower shall insure its business and assets with a reputable insurance company, and the type of insurance purchased shall be the type of insurance commonly taken out by enterprises engaged in the same or similar business; the borrower shall continuously keep such insurance in full force and effect and renew it in a timely manner.

7.Provision of information

(1)The borrower shall, within [20] days after the end of each month, provide its financial statements (including schedules) for each month to the agent bank.

(2)The borrower shall, within [90] days after the end of each quarter, provide its financial statements (including schedules) for each quarter to the agent bank.

(3)The borrower shall, within [120] days after the end of every half financial year, provide its financial statements (including schedules) for every half financial year to the agent bank.

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(4)The borrower shall, within [120] days after the end of each financial year, provide its annual financial statements (including schedules) audited by a certified public accountant for each financial year to the agent bank, and attach a copy of the certified public accountant’s professional audit opinions on the financial statements.

(5)The borrower shall (and cause each guarantor to) ensure that its financial statements are prepared in accordance with applicable laws, regulations and accounting standards.

(6)The borrower shall, within [10] days after the agent bank’s request, provide the agent bank with copies of each approval, permit, consent, registration and filing obtained by it (or, as the case may be, each guarantor) under paragraph 4 of Article 14.1 of this Contract (Positive obligations).

(7)The borrower shall, within [10] days after the agent bank’s request, provide the agent bank with copies of the insurance policies or insurance contracts of each insurance taken out in accordance with paragraph 6 of Article 14.1 of this Contract (Positive obligations).

(8)Where the borrower provides copies of financial statements or other materials in accordance with the provisions of this article, it shall also provide a certificate signed by a director or financial officer of the borrower and stamped with the official seal, stating that the copies are consistent with the originals, and that the information disclosed therein is accurate, complete and up-to-date.

(9)Where the borrower provides financial statements as required by paragraph (2) and paragraph (3) of this article, it shall also provide a certificate signed by a director or financial officer of the borrower and stamped with the official seal, specifying in reasonable detail the calculation basis and results of each financial indicator specified in Article 14.1 of this Contract (Positive obligations).

(10)The borrower shall provide records and information on the use of loan funds as required by the agent bank in a timely manner.

(11)All the materials provided by the borrower to each syndicate member bank are true, complete and valid.

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8.Notification obligation

In case of any of the following circumstances, the borrower shall notify the agent bank immediately after becoming aware of it:

(1)The occurrence of any event of default or potential event of default;

(2)The occurrence of any court action, arbitration, administrative proceeding, enforcement proceeding by a judicial or administrative authority or other proceeding of a similar nature brought against the borrower or any guarantor, or against another person by the borrower or any guarantor for an amount reaching or exceeding RMB [5,000,000.00] Yuan;

(3)Related transactions whose total amount reaches or exceeds 10% of its net assets, including: the related relationships between the parties to the transaction, transaction items and nature of transactions, transaction amounts and corresponding ratios, pricing policies, etc.; and/or

(4)The occurrence of any event that has or is likely to have material adverse effect.

9.Compliance with financial indicators

The borrower shall comply with the following financial indicators:

[/].

10.Project capital fund

The borrower shall ensure that the capital fund of the project is in place before the loan fund or in the same proportion as the loan fund, and that the capital fund of the project is utilized in conjunction with the loan fund.

11.Project progress

The borrower shall ensure that the actual progress of the project matches the investment amount.

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12.Loan management

The agent bank may inspect and supervise the borrower’s use of each loan fund at any time, and the borrower shall cooperate with the agent bank in loan payment management, post-loan management and related inspections. The agent bank’s methods of inspection and supervision include but are not limited to: (i) requiring the borrower to provide valid proof of its use of loan funds: (ii) conducting account analysis, voucher inspection or on-site investigation on the use of loan funds; and (iii) other methods permitted by laws and regulations.

13.Guarantee or support

The borrower and each guarantor agree to provide each lender with the following support or guarantee:

(1)Guarantee under the contract of guarantee;

(2)Mortgage guarantee under the mortgage contract;

(3)Pledge guarantee under the pledge contract; and

(4)[/].

14.2   Restrictions

1.Security interest

The borrower shall ensure that no security interest is created or exists in any of its assets, other than the security interest created pursuant to the guaranty contract, except with the consent of the majority lender.

2.Asset disposal

The borrower shall ensure that it will not sell, lease, assign, transfer or otherwise dispose of any of its material assets in a single or multiple transactions or a series of transactions, unless with the consent of the majority lender.

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3.Spin-offs and mergers

The borrower shall ensure that no merger, spin-off, contracted operation or similar arrangement will take place, unless with the consent of the majority lender.

4.Reduction of registered capital

The borrower shall ensure that it will not reduce its registered capital, unless with the consent of the majority lender.

5.Restrictions on dividend distribution

In case of any of the following circumstances, the borrower shall not distribute profits:

(1)[With the written consent of the syndicate].

6.Permitted liabilities

The borrower shall not incur any liabilities other than the permitted liabilities.

7.Permitted investments

The borrower shall not make any external investments other than the permitted investments.

XV.Event of default

15.1   Event of default

Any of the following circumstances constitutes an event of default:

1.Payment default

The borrower fails to pay any amount due and payable in the amount, currency, payment method and timeline as agreed under this Contract, unless such failure is due to an

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administrative or technical error and such payment is made within (5 business days) after the due date.

2.Misappropriation of loans

The borrower has not used any of the loan funds for the purposes agreed under this Contract.

3.Misrepresentation

Any statement of fact made by the borrower under Article XIII of this Contract (Statement of facts) is untrue, inaccurate, incomplete or misleading in any material respect.

4.Violation of agreements or other obligations

The borrower fails to comply with the obligations under Article 14 (Agreed matters) or fails to perform or comply with any other obligations in accordance with this Contract.

5.Cross default

The borrower has not paid off any liabilities due and payable, and the total amount reaches or exceeds RMB [10,000,000.00] Yuan.

6.Insolvency

(1)Any creditor of the borrower declares a deferred repayment on any liabilities of the borrower, and the total amount reaches or exceeds RMB [10,000,000.00] Yuan.

(2)The borrower begins discussions with any of its creditors on deferred repayment and other debt restructuring arrangements for any liabilities, and the total amount reaches or exceeds RMB [10,000,000.00] Yuan.

(3)The borrower completely ceases or suspends payments to its creditors, or becomes incapable, or admits to being incapable, or is assumed or deemed to be incapable to repay its debts when the debts fall due, or declares that it will not fulfill its due debts.

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7.Liquidation and bankruptcy events

The borrower or any guarantor has initiated or been initiated any cessation of operations, dissolution, liquidation, bankruptcy, reorganization, reconciliation, rectification or similar procedures.

8.Enforcement events

The borrower’s assets, whose total market value or book value (whichever is lower) reaches or exceeds RMB [10,000,000.00] Yuan, are sealed, frozen, seized, executed, expropriated, confiscated or imposed by other similar measures, and such measures are not lifted within [30] business days after commencement.

9.Financial indicators

The borrower fails to comply with any of the financial indicators stipulated in paragraph 9 (Compliance with financial indicators) of Article 14.1 (Positive obligations) of this Contract.

10.Material adverse effect

Any event or circumstance with a material adverse effect occurs.

11.Invalidity of financing documents

The financing documents become invalid or unenforceable.

15.2   Remedies of syndicate member banks

1.Notice

(1)Should the borrower or any lender become aware of an event of default or of facts or circumstances that it reasonably believes may constitute an event of default, it shall promptly notify the agent bank.

(2)After receiving the above notice, the agent bank shall promptly notify each lender.

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(3)If any event of default is not notified to the agent bank by the borrower, the agent bank shall promptly notify the borrower after becoming aware of it, so that the borrower can confirm and explain or take remedial measures.

2.Rights to remedies

During the duration of any event of default, the agent bank (according to the decision of the majority lender) may exercise one or more of the following rights:

(1)Waive the relevant event of default, or agree to remedy the relevant event of default;

(2)Declare the suspension of the withdrawal of any loan funds; upon such declaration, the withdrawal of that portion of loan funds shall be immediately suspended;

(3)Cancel all or part of the total loan amount; upon such declaration, the loan amount of each lender shall be cancelled correspondingly in equal proportions, and the cancelled total loan amount may not be reinstated;

(4)Declare that all or part of the loan balance together with all accrued interest, fees and other amounts under this Contract is immediately due and payable; upon such declaration, such amounts immediately become due and payable without any further notice from the agent bank;

(5)Require the borrower to provide additional security measures immediately;

(6)Execute the guaranty contract; and/or

(7)Exercise any other rights granted by laws, regulations and this Contract.

3.Actions of the agent bank

(1)The various rights to remedies listed in paragraph 2 (Rights to remedies) of Article 15.2 (Remedies of syndicate member banks) of this Contract or the rights to initiate and conduct any dispute resolution legal proceedings against the borrower shall be organized through the agent bank. However, if the agent bank does not take such actions according to the decision of the majority lender, the relevant syndicate member banks may take such actions on their own.

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(2)During the continuance of an event of default, the agent bank shall have the right to take such actions as it deems necessary or reasonable at any time to protect the rights and interests of each syndicate member bank under this Contract.

4.Undertakings of each syndicate member bank

(1)Each syndicate member bank will not exercise its rights under this Contract in a manner that conflicts with the provisions of this Contract.

(2)Each syndicate member bank undertakes to the other syndicate member banks, unless otherwise expressly agreed in this Contract:

1)It will not separately demand or accept any form of debt repayment from anyone to repay any debt owed by the borrower to the syndicate member bank under this Contract; and/or

2)It will not separately demand or accept any security interest or financial support for any debt of the borrower to the syndicate member bank under this Contract.

5.Withholding

During the continuance of an event of default, each syndicate member bank shall have the right to withhold the balance of any account opened by the borrower at such syndicate member bank (including any of its branches) and forward it to the agent bank in accordance with Article 8.10 of this Contract (Apportionment) for apportionment.

XVI. Relationships of syndicate member banks

16.1    Appointment of the agent bank

1.Each syndicate member bank other than the agent bank hereby appoints the agent bank as such syndicate member bank’s agent under this Contract and authorizes the agent bank to exercise the rights expressly conferred on the agent bank by the provisions of this Contract and all other rights reasonably incidental to it.

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2.For the sole purpose of registration of the guarantee as agreed under the guaranty contract, each other syndicate member bank hereby authorizes the agent bank to directly sign supplement or modification agreement to the guaranty contract with the relevant guarantor in accordance with the principles and relevant facts determined in this Contract, or to sign and submit the guaranty contract in the form required by the local registration authority, or to appropriately reduce the amount of the guaranteed claim according to the requirements of the local registration authority to meet its internal requirements that the amount of the guaranteed claim must be lower than the assessed value of the collaterals.

16.2   Agency relationship

1.The relationship between the agent bank and other syndicate member banks is only an agency relationship. As the agent of the syndicate, the agent bank’s main function is to provide services to the lenders and protect the interests of the syndicate in accordance with this Contract. It shall perform the agreed responsibilities diligently, dutifully, professionally and in accordance with this Contract to ensure that the various agreements and the lender's instructions and authorizations are carried out effectively. Its role is administrative in nature.

2.The agent bank is not an agent of the borrower in any respect.

16.3   Responsibilities of the agent bank

1.The agent bank shall, within [10] business days after receiving the original or photocopy of any document transmitted by any party to this Contract to the other party through the agent bank, transmit such document to the other party; unless otherwise agreed in this Contract, the agent bank shall not be responsible for reviewing the adequacy, accuracy or completeness of the form and content of any document transmitted by it.

2.The agent bank shall establish and maintain ledgers related to this Contract and provide such ledgers to the lender upon each lender’s request.

3.The agent bank shall disburse and pay loan funds in accordance with the provisions of Article 8.1 (Disbursement of loan funds) and Article 8.2 (Payment of loan funds) of this Contract, and manage and control the same.

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4.The agent bank shall notify each syndicate member bank within [10] business days after receiving a notice from any party to this Contract regarding the occurrence of an event of default.

5.The agent bank shall notify each syndicate member bank within [10] business days after becoming aware that any party to this Contract has failed to pay any amount due and payable to any other syndicate member bank in accordance with the provisions of this Contract. If the agent bank discovers the above situation, it shall conduct necessary investigations and transmit the information obtained from the investigations to each lender in a timely manner.

6.The agent bank shall, according to the decision of the majority lender, organize each syndicate member bank to initiate and/or participate in any litigation, arbitration or legal dispute procedures related to this Contract, provided, however, that each lender has, in accordance with this Contract, reimbursed or advanced to the agent bank any costs, fees, expenses (including but not limited to attorney’s fees) and liabilities that the agent bank has expended or incurred or may expend or incur in compliance with such decisions.

7.The agent bank shall not be liable to any other party to this Contract for any violations of the provisions of this Contract by such any other party.

8.Where acting in accordance with any decision of the majority lender would result in or may result in violations of laws and regulations, upon prior notice to each syndicate member bank, the agent bank may refrain from acting in accordance with such decisions.

9.The agent bank shall perform all its duties under this Contract with diligence and conscientiousness.

16.4   Rights of the agent bank

1.Unless it has actual knowledge to the contrary, the agent bank may presume that:

(1)Any statement of facts made by any other party to this Contract in this Contract or in relation to this Contract is true, complete and accurate;

(2)No event of default has occurred or persisted;

(3)None of the other parties to this Contract has violated its obligations under this Contract; and/or

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(4)Neither any of the other parties to this Contract nor the majority lender has exercised any rights it has.

However, if the agent bank is aware of, or any other party to this Contract is aware of, the contrary and notifies the agent bank, the agent bank shall not only have the right but also the obligation to notify each lender in accordance with the relevant provisions of this Contract.

2.The agent bank may hire lawyers, accountants, appraisers, translators or other professionals when it deems necessary, and pay consulting or service fees to such professionals, and rely on the advice of such professionals to act accordingly.

3.The agent bank may act in reliance on any communication or document it reasonably believes to be true.

4.The agent bank may disclose to any other party to this Contract any information it receives in accordance with the provisions of this Contract and considers reasonable.

16.5   Independent credit assessment

Each lender confirms that it has and will continue to independently investigate, review and assess the borrower’s financial status, creditworthiness, business status, legal status and other conditions which include but are not limited to the following, and make independent judgments and decisions based on this and bear risks:

1.The adequacy, accuracy or completeness of any information relating to any other party to this Contract or transactions under this Contract, whether or not such information is provided to the lender by the agent bank or the lead bank;

2.The financial status, creditworthiness, business status, legal status or other conditions of any other party to this Contract; and/or

3.The legality, validity, binding force, sufficiency or enforceability of this Contract or any document related thereto or any action taken or to be taken by any other party to this Contract.

Accordingly, the agent bank shall not be liable to any lender for any of the foregoing issues and possible risks.

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16.6   Agent bank and lead bank as the lenders

Where the agent bank or the lead bank is also a lender, it shall enjoy the rights of the lender and assume the obligations of the lender in accordance with the provisions of this Contract.

16.7   Syndicate meeting

1.Lender decision-making mechanism

(1)In the event of the occurrence of any matter expressly required by the provisions of this Contract to be decided by the majority lender or by all of the lenders, any lender shall immediately notify the agent bank of the occurrence thereof after becoming aware of it, and the agent bank shall promptly notify each lender of the occurrence of such matter upon receipt of such notification or after becoming aware of the occurrence of the matter and shall request a vote thereon.

(2)Each lender shall, after receiving the above notice from the agent bank, notify the agent bank of its decision within the time period required in the notice.

(3)Unless otherwise agreed in this Contract, the agent bank shall act in accordance with the decision of the majority lender or all of the lenders in accordance with the provisions of this Contract; where the agent bank acts in accordance with the decision of the majority lender or all of the lenders (whether by act or omission), the agent bank shall not bear any responsibility to other parties to this Contract.

(4)The decision made by the majority lender or all of the lenders in accordance with the provisions of this Contract shall be binding on each lender, and each lender shall fully cooperate with the agent bank to implement such decisions of the majority lender or all of the lenders.

(5)Where the majority lender or all of the lenders fail to make a decision in accordance with the provisions of this article, the agent bank shall propose a preliminary solution to the matter and solicit the opinions of each lender again in accordance with the above procedures. Should any lender fail to notify the agent bank of its decision within the time period specified in the notice issued by the agent bank, it will be deemed to have agreed to the solution proposed by the agent bank.

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(6)If the agent bank believes that a certain act or omission is in the best interests of the lender, the agent bank may (but is not obliged to) perform such act or omission.

2.Matters requiring unanimous approval from all syndicate member banks

Unless otherwise agreed in this Contract, modifications to the terms of this Contract concerning any of the following matters must be approved by all syndicate member banks:

(1)Changes in the currency of the loan amount, the total loan amount or the loan funds;

(2)Changes in the withdrawal period and the loan term;

(3)Changes in the loan interest rate and the penalty interest rate;

(4)Changes in the currency, amount and payment date of any payments made or payable to any syndicate member bank;

(5)Modifications to the definition of the “majority lender”.

(6)Modifications to Article XXI of this Contract (Modification and exemption); and/or

(7)Changes in important matters such as the guarantor, the guarantee method, the guarantee amount, the guarantee period, etc.

3.Procedures and rules for syndicate meetings

(1)In the event that a matter arises that requires the agent bank to act in accordance with the decision of the majority lender or, as the case may be, all of the lenders, the agent bank shall organize a syndicate meeting, which shall be chaired by the agent bank.

(2)In addition to the agreement in section (1) above, the agent bank shall promptly convene a syndicate meeting in case of any of the following circumstances:

(a)The lead bank deems it necessary to convene a syndicate meeting; or

(b)A written proposal from a lender whose share of the total amount reaches [30%] or more.

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(3)When the agent bank convenes a syndicate meeting, it shall notify each lender in writing at least [10] business days in advance or within a shorter period of time as determined by the agent bank. The meeting notice shall include the time, place (if applicable), method of the meeting and the proposal for the syndicate meeting.

(4)The syndicate meeting may be held by ways of on-site meeting or communication meeting or by written agreement. Whenever possible, the agent bank shall choose to hold the meeting by written consent.

(5)Each lender shall notify the agent bank whether it will participate in the syndicate meeting within [10] business days after receiving the meeting notice, and may submit a provisional proposal [10] business days before the meeting.

(6)Each lender may send one or two authorized representatives and several ordinary representatives to attend the syndicate meeting. All representatives can participate in discussions and express opinions, but only the authorized representatives can vote on behalf of the lender. Each lender’s authorized representative must hold a legal and valid power of attorney which specifies a clear scope of authorization. The power of attorney issued by each lender shall clearly indicate that the document signed by the authorized representative (no official seal required) is legally binding on the lender. The official seal of each lender shall be filed with the agent bank, and the authorized representative of each lender shall issue a power of attorney stamped with the official seal so that the agent bank can verify the validity of the power of attorney.

(7)A valid resolution made at the syndicate meeting shall be made in writing by the agent bank and signed by the authorized representative of each lender; any lender who objects to the resolution shall also sign the resolution. Subject to the relevant provisions of this Contract, this resolution is binding on all of the lenders. Each lender shall obtain a valid original copy of the syndicate meeting resolution. If the resolution is related to the borrower’s rights and obligations under the financing documents, a valid original copy of the syndicate meeting resolution shall be submitted to the borrower.

4.The lenders may separately negotiate and sign an inter-syndicate agreement for syndicated loans.

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16.8   Lenders’ compensation

1.Each lender shall, within [10] business days after the agent bank’s request, compensate the agent bank for all reasonable costs, expenses, losses and expenses (including attorney’s fees) and liabilities (other than those due to the fault or negligence of the agent bank) incurred by the agent bank in connection with its agency activities based on the financing documents according to its loan amount ratio (unless the agent bank has received reimbursement from the borrower in accordance with the provisions of the financing documents).

2.Any lender that intends to make compensation in accordance with the provisions of this paragraph has the right to request the agent bank to provide detailed calculation basis for the compensation amount, and the agent bank shall provide such calculation basis to the lender within [10] business days after the lender requests it.

16.9   Resignation of the agent bank

1.The agent bank (“resigning agent bank”) may notify the lender at any time to express its intention to resign.

2.The majority lender shall, within [10] business days after receiving the resignation notice issued by the agent bank in accordance with the provisions of paragraph 1 above, appoint a qualified, reputable and experienced financial institution as the successor of the agent bank (“successor agent bank”). If the majority lender fails to appoint a successor agent bank within this period, the resigning agent bank may designate a financial institution that it deems to be qualified, reputable and experienced as the successor agent bank.

3.The resignation of the resigning agent bank and the appointment of the successor agent bank shall take effect from the date on which the successor agent bank notifies the other parties to this Contract of its formal succession.

4.From the effective date of the resignation of the resigning agent bank and the appointment of the successor agent bank, any further rights and obligations of the resigning agent bank as the agent of other syndicate member banks under this Contract shall be immediately terminated, and at the same time, the successor agent bank shall assume any further rights and obligations as the agent of other syndicate member banks under this Contract.

5.	The resigning agent bank shall, within [10] business days after receiving the succession notice from the successor agent bank, provide the successor agent bank with the documents, records and necessary assistance that it reasonably requires in order to exercise its rights and perform its obligations in accordance with this Contract.

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6.The majority lender may notify the agent bank and request it to resign in accordance with the provisions of paragraph 1 above; after receiving the notice, the agent bank shall resign in accordance with the provisions of this article. Otherwise, the majority lender may decide to change the agent bank.

16.10  Deductions by the agent bank

In the event that any syndicate member bank owes any money to the agent bank under this Contract, the agent bank may, upon notice to such syndicate member bank, deduct no more than the amount that the agent bank should have paid to the syndicate member bank in accordance with this Contract to settle such arrears, and such deducted amounts shall be deemed to have been received by the syndicate member bank.

16.11  Other business

Each syndicate member bank (including its branches) may accept deposits from the borrower, provide other loans to the borrower or conduct any other type of banking business.

16.12  Dealings with the lenders

Unless notified by the relevant lender in accordance with the provisions of this Contract to the contrary, the agent bank may consider that the lender is entitled to receive payment in accordance with this Contract and is acting through its handling bank.

XVII   Fees and compensation

[Each party may separately sign a syndication fee letter with the relevant party for the transactions under this Contract, and if the following provisions of this Contract are inconsistent with the provisions in the syndication fee letter, the provisions in the syndication fee letter shall prevail.]

17.1   Syndication fees

1.The calculation method of the commitment fee payable by the borrower under this Contract is:[ /  ] /See the agreement in the fee letter. The commitment fee shall be paid at the same time as the interest on each interest payment date during the withdrawal period.

2.The agency fee payable by the borrower under this Contract is: [ /  ] /See the agreement in the fee letter. The first agency fee shall be paid to the account designated by the agent

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bank on the withdrawal date of the first loan fund, and subsequent annual agency fees shall be paid to the account designated by the agent bank on [ / ] each year.

3.The arrangement fee payable by the borrower under this Contract is: [ /  ] /See the agreement in the fee letter.

17.2   Syndication costs

1.Unless otherwise provided by laws and regulations, all parties hereby agree that all reasonable fees and expenses incurred by the syndicate member banks in connection with the negotiation, preparation, signing, modification and exemption of the financing documents shall be borne by the borrower, including but not limited to the fees of lawyers, appraisers and other professional institutions.

2.Unless otherwise provided by laws and regulations, all parties hereby agree that all costs and expenses incurred by any syndicate member bank in executing or defending its rights under the financing documents in any jurisdiction shall be borne by the borrower, including but not limited to the fees of lawyers, appraisers and other professional institutions, and the costs of litigation or arbitration.

17.3   Compensation for losses

The borrower shall, within [10] business days after receiving the request from any syndicate member bank, compensate the syndicate member bank for any loss other than the penalty interest suffered and incurred by the syndicate member bank as a result of the borrower’s violation of its obligations under this Contract (including but not limited to any of the following circumstances):

(1)The borrower fails to repay any amount due on the due date;

(2)The borrower repays any amount due on a date other than the due date;

(3)Any event of default or potential event of default occurs;

(4)Any loan funds are not fully withdrawn on time due to the borrower’s fault;

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(5)The borrower cancels any lender’s loan amount in violation of this Contract;

(6)The information and materials provided by the borrower are untrue; and/or

(7)[/].

17.4   Currency compensation

If any payment made by the borrower under this Contract is not made in the currency payable as expressly agreed in this Contract (“contract currency”), but in any currency other than the contract currency (“payment currency”), and after the syndicate member bank converts the payment currency into the contract currency according to the market exchange rate, the amount is less than the amount that the syndicate member bank should receive, the borrower shall compensate for the shortfall and the related expenses incurred by the syndicate member bank in the conversion of currency.

17.5   Basis of calculation

Any syndicate member bank that intends to make a request in accordance with Article 17.2 (Syndication costs), Article 17.3 (Compensation for losses) and/or Article 17.4 (Currency compensation) of this Contract shall notify the agent bank and provide detailed calculation basis of such request, and the agent bank shall promptly notify the borrower after receiving such a request.

17.6   Exemption from compensation

The borrower shall not be liable to any syndicate member bank in accordance with Article 17.2 (Syndication costs), Article 17.3 (Compensation for losses) and/or Article 17.4 (Currency compensation) of this Contract in the following circumstances:

1.Liability arising from the gross negligence, fault or willful misconduct of the syndicate member bank; and/or

2.The borrower has compensated the syndicate member bank in accordance with other provisions of this Contract.

XVIII.Transfer

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18.1   Transfer by borrower

The borrower shall not transfer all or any of its rights or obligations under this Contract.

18.2   Transfer by lenders

1.Any lender (“transferring bank”) that intends to transfer all or any of its rights and/or obligations under this Contract to one or more financial institutions (“transferee bank”) shall notify the borrower and the agent bank (“transfer notice”) at least [30] business days in advance.

2.Any lender shall obtain the prior written consent of the borrower to transfer all or part of its loan amount; however, the borrower shall be deemed to have consented to such transfer if it does not express its disapproval within [30] business days of receipt of the transfer notice.

3.Any lender may transfer its entire share of the loan balance without the consent of the agent bank or other parties to this Contract.

4.Notwithstanding the above provisions, if national laws, regulations or regulatory agencies have other provisions for syndicated loans, the lender shall abide by such provisions when transferring.

18.3   Effectiveness of transfer

The transfer made by the lender in accordance with Article 18.2 (Transfer by lenders) of this Contract shall become effective on the date of transfer specified in the transfer certificate which is prepared in the form and content of Appendix III of this Contract (Form of Transfer Certificate) and signed by the transferring bank, the transferee bank and the agent bank. The agent bank shall not refuse or delay its signing of the transfer certificate.

18.4   Binding force of transfer

Any transfer carried out and completed in accordance with the provisions of Article XVIII of this Contract (Transfer) shall be binding on all parties to this Contract.

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18.5   Consequences of transfer

From the effective date of the transfer, the transferee bank shall officially become a lender, and within the scope of the subject matter of the transfer listed in the transfer certificate:

1.The transferring bank shall no longer enjoy and assume all rights and obligations related to the subject matter of the transfer under this Contract; and

2.The transferee bank shall enjoy and assume all rights and obligations related to the subject matter of the transfer under this Contract.

18.6   Exemption of the transferring bank

The transferring bank shall not be liable to the transferee bank for any of the following:

1.The valid execution, authenticity, accuracy, completeness, legality, validity or enforceability of this Contract or any other document related to this Contract;

2.Whether the amounts payable under this Contract can be received; and

3.The authenticity, accuracy and completeness of any statement of facts made by any other party to this Contract in or about this Contract to any person.

18.7   Further exemption of the transferring bank

The transferring bank is not obliged to:

1.Repurchase from any transferee bank any rights and obligations that the transferring bank has transferred to the transferee bank in accordance with the provisions of Article 18.2 of this Contract (Transfer by lenders).

2.Compensate any transferee bank for any losses suffered due to the failure of the borrower or any other syndicate member bank to perform any obligations under this Contract.

18.8Bookkeeping and archiving

The agent bank shall keep a list of all parties to this Contract, be responsible for transfer registration, record all transfers of syndicated loans, and notify other parties to this Contract in a timely manner after the transfer occurs.

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18.9Change of handling bank

Any lender may change its handling bank by notifying the borrower and the agent bank at least [10] business days in advance.

XIX.Relationship of rights and obligations among syndicate member banks

19.1   Independence of obligations

The obligations of each syndicate member bank under this Contract are independent of each other. Any syndicate member bank’s failure to perform its obligations under this Contract will not affect or exempt any other syndicate member bank from performing its obligations under this Contract. No syndicate member bank shall bear any responsibility for the obligations of any other syndicate member bank under this Contract.

19.2   Independence of rights

The rights of each syndicate member bank under this Contract are independent of each other. Any debts incurred by any party to this Contract to any syndicate member bank from time to time under this Contract shall be separate debts. Unless otherwise agreed in this Contract, each syndicate member bank shall have the right to independently exercise its rights under this Contract. No syndicate member bank shall fail to perform any obligation under this Contract on the excuse of independence of rights.

XX.Obligation of confidentiality

20.1   Scope of confidentiality

Each party to this Contract shall be obliged to keep confidential any information provided to it by other parties in accordance with this Contract that is marked as confidential. However, such party shall have the right to disclose such information under the following circumstances:

1.Such information is already known to the public (provided that such information does not become known to the public due to the syndicate member bank’s violation of this article);

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2.Such information shall be disclosed in any court action, arbitration, administrative proceeding, enforcement proceeding by a judicial or administrative authority or other proceeding of a similar nature;

3.Disclose in accordance with the requirements of local laws and regulations and within the scope required by such laws and regulations;

4.Disclose in accordance with the listing and trading rules of the stock exchange where it is listed;

5.Disclose to any governmental, financial, tax or other administrative authority and to the extent required by such authority;

6.Disclose to its directors, managers, employees or professional advisors (including but not limited to lawyers, auditors, etc.), provided that the disclosed party has undertaken to the syndicate member bank to comply with the confidentiality obligations stipulated in this article;

7.Disclose within the scope permitted by Article 20.2 of this Contract (Scope of other disclosure);

8.Disclose to relevant rating agencies in loan securitization transactions by each syndicate member bank; and/or

9.Disclose with the consent of the party providing the confidential information.

20.2   Scope of other disclosure

Any syndicate member bank may disclose to any person who may or has already entered into any transfer or indirect sub-lending agreement as stipulated in Article XVIII of this Contract (Transfer) with the syndicate member bank:

1.Photocopies of this Contract; and/or

2.Any information that the syndicate member bank has obtained about the borrower, this Contract and the transactions under this Contract.

However, the disclosed party must, before receiving any such information, undertake to the syndicate member bank to comply with the confidentiality obligations stipulated in Article XX of this Contract (Obligation of confidentiality).

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20.3   Replacement

The agreements in Article 20.1 (Scope of confidentiality) and Article 20.2 (Scope of other disclosure) of this Contract shall supersede any confidentiality commitment made by any syndicate member bank before becoming a party to this Contract in relation to the borrower, this Contract and the transactions under this Contract.

20.4   Information collection

The borrower agrees and irrevocably authorizes that, the syndicate member banks, on the premise of not violating the prohibitions of the Regulation on the Administration of Credit Investigation Industry and the relevant laws and regulations, and in accordance with the collection requirements of the Financial Credit Information Basic Database set up by the State; shall have the right to provide to the Financial Credit Information Basic Database established by the State, the information relating to all the contracts/agreements/undertakings signed between the borrower and the syndicate member banks, including information relating to the performance of all the aforesaid contracts/agreements/undertakings and the basic corporate information and other information provided by the borrower to the Financial Credit Information Basic Database set up by the State for query and use by units with the qualification to query; at the same time, the syndicate member banks also have the right to query and use the credit information of the borrower that has been entered into the Financial Credit Information Basic Database set up by the State. Such authorization covers all aspects of the necessary management of the business under this Contract by the syndicate member banks before and after the signing of this Contract, and shall expire with the actual termination of this Contract.

XXI.Modification and exemption

21.1   Application and consent for modification or exemption

1.After the borrower applies for modifications and exemptions to the provisions of this Contract, the agent bank shall review the written application submitted by the borrower in accordance with the requirements stipulated in this Contract and check whether the borrower has provided the information required for each lender to make a decision (such as cash flow forecasts and financial statements, etc.). After receiving the required documents mentioned above, the agent bank shall promptly notify each lender to request a vote.

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2.Any lender proposing a modification to the provisions of this Contract shall first notify the agent bank, and upon receipt of such notice, the agent bank shall promptly notify the other lenders to request a vote. In the event that the voting matter proposed by the lenders involves the borrower and any guarantor, the agent bank shall also copy the notice to the borrower and such guarantor and negotiate with the borrower on behalf of the syndicate for the modification of the provisions of the contract in accordance with the relevant provisions of this Contract.

3.For modifications or exemptions proposed by the borrower or any lender, the agent bank shall determine whether the matter requires the consent of the majority lender or all of the lenders based on the relevant provisions of this Contract. If there is no express agreement in this Contract, or there is a dispute between the lenders and the borrower, the consent of all of the lenders shall be required.

4.After receiving the application for modifications or exemptions from the borrower or any lender, the agent bank shall complete the voting procedures in accordance with the provisions of Article 16.7 of this Contract (Syndicate meeting), and promptly notify each lender, the borrower and relevant guarantors of the final valid voting result.

21.2   Written modification

Any modification to any provision of this Contract shall be made in writing and shall become effective with the signatures of all parties to this Contract.

21.3   Agent bank’s consent

Modifications to the provisions concerning any of the following matters must be approved by the agent bank:

1.Article VIII (Provisions as to payment), Article XVI (Relationships of syndicate member banks) or Article XXI (Modification and exemption) of this Contract; and/or

2.Modify or waive any rights of the agent bank under this Contract, or impose any other obligations on the agent bank.

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XXII.Notification

22.1   Through the agent bank

All communications between the borrower and any syndicate member bank regarding this Contract shall be made through the agent bank.

22.2   Method of notification

Any notice, request or other document sent by any party to this Contract to any other party shall be made in writing and sent to the contact address or telex number or fax number or e-mail specified in writing by the recipient at any time and indicating the contact person (if any). The initial contact address, telex number, fax number, e-mail and contact person (if any) designated by each party are listed on the signature page of this Contract.

Each party to this Contract confirms that the contact information originally designated by the parties on the signature page of this Contract or the contact information subsequently changed according to this Contract is the address for service of documents of litigation or arbitration in respect of the dispute under this Contract, and each party to this Contract shall bear the legal consequences arising therefrom.

22.3   Service of notice

Any communication between the parties to this Contract is deemed to have been received by the recipient when the following conditions are met:

1.If delivered by hand, at the time of actual delivery;

2.If transmitted by telex or fax, when the transmission is completed and the correct reply number or fax report is received;

3.If sent by e-mail, the day (Beijing time) the e-mail is sent to the correct e-mail address; or

4.If sent by mail, at [17:00] (Beijing time) of the [10th] business day after the document is submitted for registered mail to the correct address.

Notwithstanding the foregoing in this article, any communication or document made or delivered in accordance with this article shall be deemed to be effective on the next business day if received after [10 days] on the date of receipt at the place of receipt.

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22.4   Change of address

When any party to this Contract changes its contact address, telex number, fax number or e-mail, it shall notify the agent bank of such changes as soon as possible. Upon receipt of such notice of change, the agent bank shall immediately notify the other parties to this Contract.

22.5   Notification language

  Notices given under this Contract shall be in Chinese.

XXIII.Debt certificate

Any syndicate member bank shall record relevant accounting information and records related to this Contract on its accounting books in accordance with its ordinary business practice. In the absence of manifest errors, the information recorded in the accounting documents of the syndicate member banks prepared in accordance with its ordinary business practice constitutes conclusive evidence of the debt owed by the borrower to the syndicate member banks under this Contract.

XXIV.Other agreements

24.1

The borrower shall open a special account for loan payment and a special account for fund withdrawal with the syndicate agent bank, and sign the Account Supervision Agreement and the Entrusted Payment Agreement. During the construction period, the project construction funds must be transferred to the special account, earmarked for the special purpose, and the external payments shall be made according to relevant requirements of entrusted payment management, and the syndicate shall have the right to supervise the use of funds in the special accounts;

24.2

The borrower’s comprehensive operating income must be fully deposited into a special account for collection. Apart from reasonable operating expenses, it should be primarily used for repaying the principal and interest of the loan, and the syndicate is authorized to deduct the principal and interest of the loan from the special account;

24.3

Complete the mortgage formalities for the land and factory buildings under the borrower’s name, make the syndicate the first mortgagee, and explicitly state that the syndicate is the first claimant for insurance proceeds;

24.4

The project assets and their proceeds shall not be refinanced externally, the project assets shall not be mortgaged again except to the syndicate, the borrower’s equity and project income rights shall not be pledged to parties other than the syndicate. In the event of significant changes in the borrower’s equity, capital operations, external investments, external guarantees, or other matters affecting the repayment of loans to the syndicate, the borrower must obtain prior written consent from the syndicate;

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24.5

The project funds shall not be misappropriated in any form until the full repayment of the loan principal and interest, and no profit distribution shall be made before repaying the loan principal and interest for the current year. If the project construction exceeds the budget, the excess amount shall be self-financed by the borrower, and it shall be ensured that the proportion of project capital fund is not lower than the proportion required by the relevant national regulations;

24.6

If the borrower has suffered losses for two consecutive years, the syndicate shall have the right to declare the loan due in advance or request the borrower to provide additional risk mitigation measures approved by the syndicate;

Should the borrower violate the conditions above, the syndicate shall have the right to increase the interest rate of the loan by 50% or declare the loan due in advance and recall the loan.

XXV.Accumulation of rights and independence of provisions

25.1   Accumulation of rights

The failure or delay of any syndicate member bank in exercising any of its rights under this Contract shall not be deemed to be a waiver of such rights, and any exercise by any syndicate member bank of any such rights, alone or in part, shall not preclude the subsequent exercise of such right or any other rights in any other manner or to any further extent by that syndicate member bank. The rights and remedies stipulated in this Contract are cumulative and do not exclude any other rights or remedies granted to any syndicate member bank by laws and regulations.

25.2   Independence of provisions

If, at any time, any provision of this Contract becomes illegal, invalid or unenforceable, the legality, validity or enforceability of the remaining provisions in this Contract will not in any way be affected or impaired.

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XXVI.Text of the contract

26.1   Language

 This Contract is drafted and signed in Chinese.

26.2   Original copy

This Contract is made in [ten] original copies, which are of equal force and effect.

XVII.Governing law and dispute resolution

27.1   Governing law

  This Contract shall be governed by and construed in accordance with the laws of China.

27.2   Dispute resolution

Any dispute arising out of or in connection with this Contract shall be resolved by amicable negotiation among all parties within [10] days of receipt of written notice from any other party. In the event of failure to negotiate within that period, any party shall have the right to choose the [second] dispute resolution method below:

1.Submit the dispute to the [/] Arbitration Commission for arbitration in [/] in accordance with the arbitration rules of the Commission currently in effect at the time of application for arbitration. The arbitral award is final and binding on all parties; or

2.Submit the dispute to the People’s Court of [Jianye District, Nanjing City] for resolution through litigation.

27.3   Waiver of immunity

The borrower hereby irrevocably waives any immunity it or its assets may have or hereafter acquire in any jurisdiction from any legal proceedings or judicial process.

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XXVIII.Effectiveness

This Contract shall become effective on the date on which the legal representative/responsible person or the authorized signatory of each party signs and affixes its official seal or the special seal for contract (“effective date”).

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Appendix I Lenders’ Original Loan Amount

Original lender	Original loan amount
Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited	RMB 210,000,000.00
East West Bank (China) Limited	RMB 70,000,000.00

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Appendix II Form of Document Confirmation Letter

To: [Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited]

As the agent bank

Date: [    ] [    ], [    ]

Subject: [Syndicated] Loan Contract signed on [    ] [    ], [    ]

Our company hereby references the [Syndicated Loan] Contract (hereinafter referred to as the “Loan Contract”) signed on [    ] [    ], [    ] by [Amphastar Nanjing Pharmaceuticals Inc.] as the borrower, with (1) [Nanjing Branch of Industrial and Commercial Bank of China Limited] as the lead bank, (2) [Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited] and [East West Bank (China) Limited] as the original lenders, and (3) [Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited] as the agent bank. The terms defined in the Loan Contract shall have the same meanings when used in this Confirmation Letter.

Our company hereby confirms:

1.Among the various documents listed in paragraph 1 of Article 4.2 of the Loan Contract (Prerequisites for first withdrawal), the originals are true and complete, and the photocopies (including but not limited to the documents attached to this Confirmation Letter) are true, accurate and complete copies of their originals, and such documents are completely effective on the date of this Confirmation Letter.

2.The resolutions passed at the meeting of our company’s [board of shareholders]/[board of directors] and stated in the meeting minutes are completely effective and have not been revoked, amended or replaced as of the date of this Confirmation Letter.

3.Our company is currently solvent.

4.The following is a list of all current directors of our company as of the date of this Confirmation Letter and the list of directors as of the date of the board meeting:

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[Zhang Yongfeng, Mary Luo, Rong Zhou, Yakob Liawatidewi, Qiu Yinhua].

5.Unless our company notifies you in writing to the contrary, your bank may believe that the content contained in this Confirmation Letter is always true and accurate on and before the withdrawal date.

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Legal Representative/Responsible Person (or Authorized Signatory) [•] Official seal

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Appendix III Form of Transfer Certificate

To: [/]

Address: [/]

Contact person: [/]

[/]

Address: [/]

Contact person: [/]

From: [Transferring bank] and [Transferee bank]

[•] Contract dated [•] (“Loan Contract”)

We hereby reference the Article XVIII of the Loan Contract (Transfer). The terms defined in the Loan Contract shall have the same meanings when used in this Certificate.

1.The transferring bank and the transferee bank hereby agree that the transferring bank will transfer the rights and obligations listed in the annex to the transferee bank in accordance with the provisions of Article XVIII of the Loan Contract (Transfer), and the transferee bank will assume the same responsibilities as the transferring bank did before the transfer to other syndicate member banks.

2.The date of transfer is [/].

3.The address of the transferee bank’s handling agency is listed in the annex.

4.The provisions of Article 18.3 (Effectiveness of transfer) to Article 18.7 (Further exemption of the transferring bank) of the Loan Contract form part of this Certificate and are binding on the transferee bank.

5.This Certificate is governed by the laws of China.

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Annex Shares of Transfer

Under the total loan amount:

Transferring bank’s loan amount	Transferred loan amount
[/]	[/]
Transferring bank’s share of loan balance	Transferred part
[/]	[/]

Transferee bank’s information: [/]

Name of the transferee bank: [/]

Handling agency: [/]

Address for delivery of notices: [/]

Phone: [/]

Telex: [/]

Fax: [/]

Contact person: [/]

Email: [/]

[Transferring bank] [/][Transferee bank] [/]

Signatory: [/]Signatory: [/]

___________________ (Official Seal)___________________ (Official Seal)

[Agent bank][/]

Signatory:[/]

___________________ (Official Seal)

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Appendix IV Accounts of Various Parties

Borrower

Loan fund account

Account name: [Amphastar Nanjing Pharmaceuticals Inc.]

Opening bank: [Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited]

Account No.: [ *** ]

Remarks: [Disbursement of syndicated loan]

Syndicate member banks

Agent bank’s payment account

Account name: [/]

Opening bank: [/]

Account No.: [/]

Bank No.: [/]

Remarks: [/]

[Name of the lead bank]

Account name: [/]

Opening bank: [/]

Account No.: [/]

Bank No.: [/]

Remarks: [/]

[Name of the agent bank]

Account name: [/]

Opening bank: [/]

Account No.: [/]

Bank No.: [/]

Remarks: [/]

[Name of the lender]

Account name: [/]

Opening bank: [/]

Account No.: [/]

Bank No.: [/]

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Remarks: [/]

[Name of the lender]

Account name: [/]

Opening bank: [/]

Account No.: [/]

Bank No.: [/]

Remarks: [/]

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This page is the stamp page of the Syndicated Loan Contract signed by Nanjing Branch of Industrial and Commercial Bank of China Limited, Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited, East West Bank (China) Limited and Amphastar Nanjing Pharmaceuticals Inc., and there is no text on this page.

Borrower

[Amphastar Nanjing Pharmaceuticals Inc.]

Address:[No. 5, Xinghe Road, Nanjing Economic and Technological Development Zone]

Zip code:[210000]

Phone:[***]

Fax:[   /    ]

Contact person:[***]

Email:[***]

Legal Representative/Responsible Person (or Authorized Signatory)

/s/Steven B. Binder	/s/ Jacob Liawatidewi
[seal:] [illegible] _______ Name: Title:	Amphastar Nanjing Pharmaceuticals Inc. [seal] _________________ Official Seal/Special Seal for Contract

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This page is the stamp page of the Syndicated Loan Contract signed by Nanjing Branch of Industrial and Commercial Bank of China Limited, Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited, East West Bank (China) Limited and Amphastar Nanjing Pharmaceuticals Inc., and there is no text on this page.

Lead bank

[Nanjing Branch of Industrial and Commercial Bank of China Limited]

Address:[No. 379, Jiangdong Middle Road, Jianye District, Nanjing]

Zip code:[210000]

Phone:[***]

Fax:[***]Contact person:[***]

Email:[***]

Legal Representative/Responsible Person (or Authorized Signatory):

/s/Steven B. Binder	/s/ Jacob Liawatidewi
Seal of Yang Qingsheng [seal] _______ Name: Title:	Nanjing Branch of Industrial and Commercial Bank of China Limited [seal] _________________ Official Seal/Special Seal for Contract

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This page is the stamp page of the Syndicated Loan Contract signed by Nanjing Branch of Industrial and Commercial Bank of China Limited, Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited, East West Bank (China) Limited and Amphastar Nanjing Pharmaceuticals Inc., and there is no text on this page.

Agent bank

[Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited]

Mailing address:Building B, Financial Building, Xingang Industrial Zone, Nanjing

Zip code:[210038]

Phone:[***]

Fax:[***]

Contact person:[***]

Email:[***]

Legal Representative/Responsible Person (or Authorized Signatory):

/s/Steven B. Binder	/s/ Jacob Liawatidewi
Li Lei [seal] _______ Name: Title:	Special Seal for Business Contract of Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited 50BFF37A1036 [seal] _________________ Official Seal/Special Seal for Contract

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This page is the stamp page of the Syndicated Loan Contract signed by Nanjing Branch of Industrial and Commercial Bank of China Limited, Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited, East West Bank (China) Limited and Amphastar Nanjing Pharmaceuticals Inc., and there is no text on this page.

Lender

[Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited]

Mailing address:Building B, Financial Building, Xingang Industrial Zone, Nanjing

Zip code:[210038]

Phone:[***]

Fax:[***]

Contact person:[***]

Email:[***]

Legal Representative/Responsible Person (or Authorized Signatory):

/s/Steven B. Binder	/s/ Jacob Liawatidewi
Li Lei [seal] _______ Name: Title:	Special Seal for Business Contract of Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited 50BFF37A1036 [seal] _________________ Official Seal/Special Seal for Contract

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This page is the stamp page of the Syndicated Loan Contract signed by Nanjing Branch of Industrial and Commercial Bank of China Limited, Nanjing Zidong Sub-branch of Industrial and Commercial Bank of China Limited, East West Bank (China) Limited and Amphastar Nanjing Pharmaceuticals Inc., and there is no text on this page.

Lender

[East West Bank (China) Limited]

Mailing address:	[Units 01-08, 33/F, Jinmao Building, No. 88 Century Avenue, China (Shanghai) Pilot Free Trade Zone]

Zip code:[200000]

Phone:[***]

Fax:[***]

Contact person:[***]

Email:[***]

Legal Representative/Responsible Person (or Authorized Signatory):

/s/Steven B. Binder	/s/ Jacob Liawatidewi
/s/Julia Zhu Name: Title:	East West Bank (China) Limited [seal] _________________ Official Seal/Special Seal for Contract